Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
NVIDIA Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Debt	Debt Securities(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Equity	Preferred Stock, par value $0.001 per share(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Equity	Common Stock, par value $0.001 per share(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Equity	Depository Shares representing Preferred Stock(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Other	Warrants(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Other	Stock Purchase Contracts(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
	Other	Stock Purchase Units(1)	457(r)	(1)(2)	(1)(2)	(3)	0.00015310
Fees Previously Paid	N/A		N/A	N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	Debt	Debt Securities(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Equity	Preferred Stock, par value $0.001 per share(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Equity	Common Stock, par value $0.001 per share(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Equity	Depository Shares representing Preferred Stock(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Other	Warrants(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Other	Stock Purchase Contracts(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Other	Stock Purchase Units(5)	415(a)(6)				S-3	333-270119	5/31/2023	$0
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$10,000,000,000	$10,000,000,000		S-3	333-270119	5/31/2023	$1,102,000
	Total Offering Amounts					N/A
	Total Fees Previously Paid					N/A
	Total Fee Offsets					N/A
	Net Fee Due					N/A

(1)     Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)     There are being registered hereunder such indeterminate number of the securities of each identified class to be sold by the Registrant from time to time at unspecified prices. The securities registered for sale also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock, debt securities or depository shares that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)     The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.c. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.
(4)    In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee in connection with the securities registered, except for $1,102,000 that has already been paid with respect to $10,000,000,000 aggregate amount of securities that were previously registered pursuant to a registration statement on Form S-3 (File No. 333-270119) which were not sold thereunder and which the Registrant is carrying forward to this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. Registration fees will be paid subsequently on a “pay as you go” basis, and the Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(5)    The Registrant previously filed its registration statement on Form S-3 (File No. 333-270119) (the “Prior Registration Statement”) relating to the offer and sale up to an aggregate of $10,000,000,000 of any combination of the securities described in the Prior Registration Statement, for which a filing fee of $1,102,000 was paid. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 10,000,000,000 aggregate amount of the unsold securities that had previously been registered under the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this Registration Statement the Unsold Securities and the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. The Registrant expects to offset all or part of any registration fee due under this Registration Statement by the available fee offset of $1,102,000, with respect to the Unsold Securities, pursuant to Rule 457(p) under the Securities Act and to carry forward to this Registration Statement the remaining portion of the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.